Exhibit 10.2


                             STOCK PLEDGE AGREEMENT
                             ----------------------

     This Stock Pledge Agreement is made and entered into as of August 18, 2006, by and between Girls' Life, Inc. (the "Pledge Holder") and Karen Bokram (the "Pledgor"). This Agreement is entered into for the purpose of securing the performance by Girls' Life Acquisition Corporation, a Delaware corporation ("Buyer"), of its obligations under a certain Promissory Note of even date herewith in the principal amount of $900,000.00 (the "Note") delivered to Pledge Holder as payment of the purchase price by Buyer for certain assets owned by the Pledgor.

     1.     Stock Pledge.    In order to secure the full and timely payment of
the amounts due under the Note, Pledgor hereby pledges, transfers and grants to Pledge Holder a first priority lien and security interest in and to 1,000 shares of common stock of the Buyer, representing all of the issued and outstanding shares of the Buyer (the "Pledged Shares"), together with an Assignment Separate from Certificate of such Pledged Shares. Pledge Holder hereby accepts delivery of the Pledged Shares, subject to the terms and provisions of this Agreement.

     2. Rights in Shares. Except as otherwise provided hereunder, legal title to the Pledged Shares shall remain in the Pledgor during the term of this Agreement. Pledge Holder shall hold the Pledged Shares as security for the full and timely satisfaction of the Buyer's payment obligations under the Note. So long as Buyer is not in default in the payment of the Note, Pledgor shall have all of the rights and privileges incident to ownership of the Pledged Shares, including, but not limited to, the right to vote the Pledged Shares.

     3. Term of Agreement. The Pledged Shares shall remain pledged to Pledge Holder until the Note has been fully paid.

     4. Release of Lien on Pledged Shares. When the Note has been fully paid the lien created hereby automatically shall cease to exist.

     5. Representations and Warranties of Pledgor. Pledgor represents and warrants to the Pledge Holder that as of the date hereof and at all times prior to payment in full of the Note, that: Pledgor is the sole record and beneficial owner of the Pledged Shares, and Pledgor has good and marketable title to the Pledged Shares, free and clear of any and all liens, pledges and security interests except those in favor of the Pledge Holder.

     6.     Exclusive Remedy on Default; Acknowledgement of Additional Debt.
(a) If an Event of Default occurs under the Note, the Pledge Holder shall transfer the Pledged Shares into its name or the name of its assignee pursuant to the Assignment Separate from Certificate of such Pledged Shares delivered with this Pledge Agreement. The Pledge Holder shall give Pledgor reasonable notification of the time and place of any transfer. It is agreed that any requirement of reasonable notice shall be met if notice is mailed to Buyer at least five (5) business days before transfer. The right of the Pledge Holder to transfer the Pledged Shares as provided in this Section 5, together with the remedy provided in the next sentence, shall be the Pledge Holder's exclusive remedy for an Event of Default under the Note, and the Pledge Holder by signing and delivering this Agreement waives all other remedies provided by law or equity. If the Event of Default under the Note results from a breach of the Note Period Business Operations Covenant and the Pledgor receives a personal benefit from such breach, then in addition to the transfer right set forth in the first sentence of this Section, Pledgor will pay the Pledge Holder liquidated damages in an amount equal to twice the amount of such personal benefit gained as liquidated damages. Upon the transfer of the Pledged Shares in accordance with this Agreement to the Pledge Holder, the payment obligations of the Buyer under the Note shall be deemed satisfied in full, and Buyer may mark the Note accordingly.

     (b) Pledge Holder acknowledges that the Buyer will borrow up to $500,000 in order to fund printing costs and working capital ("Additional Debt") during the period prior to the Maturity Date of the Note. Accordingly, if an Event of Default occurs and the Pledge Holder exercises its remedy to transfer the Pledged Shares into its name or the name of its assignee before the Additional Debt is repaid, the Additional Debt will be the continuing obligation of the Buyer at the time the Pledge Holder obtains control of the Buyer. Pledgor further agrees that during the Note Period she (i) will remain employed in an executive capacity with the Buyer and (ii) will not permit the Buyer to pledge the Purchased Assets as security for obtaining the Additional Debt or for any other reason.

     7. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or
(d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth below or at such other address or electronic mail address as the Pledge Holder or Pledgor may designate by ten (10) days advance written notice to the other party hereto.

     If to Pledgor, to:                       If to Pledge Holder, to:

     Girls' Life Acquisition Corporation      Monarch Services, Inc.
     4517 Harford Road                        4517 Harford Road
     Baltimore, MD  21214                     Baltimore, MD 21214
     Attention: Karen Bokram, CEO             Attention: Jackson Y. Dott
     Telephone:  (410) 426-9600 x105          Telephone: (410) 254-9200
     Facsimile:  (410) 254-0991               Facsimile: (410) 254-0991


     8. Miscellaneous. (a) The waiver or indulgence of any default under any of the agreements entered into between the parties shall not be construed as a waiver of any other default or of the same default on a future occasion.

           (b)	This Agreement shall be construed in accordance with the laws of the State of Maryland.


                [SIGNATURE PAGE FOR STOCK PLEDGE AGREEMENT]


     IN WITNESS WHEREOF, the parties hereto have executed this Stock Pledge Agreement on the date first above written.


                                            /s/ Karen Bokram
                                            ----------------
                                            Karen Bokram



                                            GIRLS' LIFE, INC.
                                            -----------------
                                       By:  /s/ A. Eric Dott
                                     Name:  A. Eric Dott
                                    Title:  President





                                STOCK ASSIGNMENT
                          (SEPARATE FROM CERTIFICATE)
                           -------------------------


     FOR VALUE RECEIVED, the undersigned does hereby sell, assign and convey unto_________________________________, all right, title and interest of the undersigned in and to 1,000 shares of the common stock of Girls' Life Acquisition Corporation, a Delaware corporation, standing in the name of the undersigned on the books of said corporation, and represented by the stock certificate to which this stock assignment is appended, with full power of substitution in the premises as attorney-in-fact for the undersigned.


Dated:  As of August 18, 2006

                                             /s/ Karen Bokram
                                             ----------------
                                             Karen Bokram